DEBENTURE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FACE  AMOUNT                                              $1,500,000
PRICE                                                     $1,500,000
DEBENTURE  NUMBER                                August  -  2005-101
ISSUANCE  DATE                                     August  12,  2005
MATURITY  DATE                                     August  12,  2010


     FOR VALUE RECEIVED, Hyperdynamics Corp, a Delaware corporation (the "Company"), hereby promises to pay DUTCHESS PRIVATE EQUITIES FUND, II, LP ( "Holder") by August 12, 2010 (the "Maturity Date"), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) U.S., and to pay interest and redemption on the principal amount hereof, and any accrued penalties accrued, in such amounts, at such times and on such terms and conditions as are specified herein.

     The Debenture is subject to automatic conversion at the end of five (5) years from the date of issuance at which time the Debenture outstanding will be automatically converted based upon the formula set forth in Section 3.2 (c).

Article  1          Interest

     The Company shall pay ten percent (10%) annual coupon on the unpaid Face Amount of this Debenture (the "Debenture") at such times and in such amounts as outlined in this section. The Company will make mandatory prepaid payments, in advance, on the interest ("Interest Payment"), with the minimum Interest
Payments outlined in Exhibit B for the first two (2) months, and herein incorporate by reference, in the amount of fifteen thousand dollars ($15,000)
per month for the first two (2) months following Issuance Date. The first Interest Payment is due as outlined below in Article 2

     Any monies paid to the Holder in excess of the interest due when paid shall be credited toward the Face Amount of the Debenture

Article  2          Method  of  Payment

     Section 2.1 Prior to the U.S. Securities and Exchange Commission ("SEC") declaring the registration statement for the shares underlying the Debenture ("Registration Statement") effective ("Effective Date").

     Amortizing payments will be made by the Company in satisfaction of this Debenture (each a "Payment," and collectively, the "Payments") shall be made monthly on the twenty-ninth (29th) day of each month, or the next available business day, while there is an outstanding balance on the Debenture, to the Holder, in the amounts ("Payment Amount" and collectively, the "Payment Amounts") outlined below on the following schedule:

Payment  for  Month  1     $15,000.00  due  by  August  29th,  2005   $15,000.00
Payment  for  Month  2  due by September 29th, 2005                   $15,000.00
Payment  for  Month  3  and  each  month  thereafter                  $87,888.18

Notwithstanding any provision to the contrary in this Debenture, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in readily available funds at any time and from time to time without penalty.

The minimum Payments are outlined on Exhibit B, attached hereto and incorporate by reference.

     Section  2.2     Subsequent  to  the  Effective  Date.

     Should the closing bid price of the Company's common stock be less than Fixed Conversion Price as defined below in Section 3.2 (c), the Company shall make Payments that are due hereunder.

     If the Company's closing bid price of its common stock is greater than the Fixed Conversion Price as defined in Section 3.2 (c), The Holder, at its sole option, shall be entitled to either a) request a Payment from the Company in the amounts set forth in the table in Section 2.1 above; or, b) the Holder may elect to convert a portion of the Debenture pursuant to Article 3 below in an amount equal to the Payment Amount. In the event the Holder is unable to convert that portion of the debenture equal to the Payment Amount during a calendar month, the Company shall make a payment in an amount equal to the difference between the amount converted by the Holder and the Payment Amount due for that month.

     Nothing contained in this Article 2 shall limit the amount the Holder can elect to convert during a calendar month except as defined in Section 3.2 (i)

     All Payments made in this Article 2, shall be applied toward the Redemption Article as outlined in Article 14, herein.

Article  3          Conversion

Section  3.1     Conversion  Privilege

(a) The Holder of this Debenture shall have the right to convert it into shares of Common Stock at any time following the Closing Date and which is before the close of business on the Maturity Date, except as set forth in
Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

(b) This Debenture may not be converted, whether in whole or in part, except in accordance with this Article 3.

(c) In the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.

Section  3.2     Conversion  Procedure.

(a) Conversion Procedures. The Face Amount of this Debenture may be converted, in whole or in part, any time following the Closing Date. Such conversion shall be effectuated by sending to the Company a facsimile or via electronic mail of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile of the signed Notice of ConversionNotwithstanding the above, any Notice of Conversion received by 5:00 P.M. EST, shall be deemed to have been received the previous business day, with receipt being via a confirmation of time of facsimile of the Holder.

(b) Common Stock to be Issued. Upon the conversion of any Debenture and upon receipt by the Company of a facsimile of Holder's signed Notice of Conversion the Company shall instruct its transfer agent to issue stock certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been declared effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein.

(c) Conversion Rate. Holder is entitled to convert the Face Amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) the lowest closing bid price during the fifteen (15) days of full trading, defined as standard market hours from 9:30 AM to 4:00 PM EST, partial trading days will not be counted for calculation purposes only ("Trading Days") prior to the Filing Date; or (ii) one dollar ($1.00). ("Fixed Conversion Price"), also being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up, as the case may be, to the nearest whole share. The Holder shall retain all rights of conversions during any partial trading days.

(d) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

(e) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.

(f) Within five (5) business days after receipt of the documentation referred to above in Section 3.2(a), the Company shall deliver a certificate, in accordance with Section 3.2(c) for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within five (5) business days after the Conversion Date, then in such event the Company shall pay to Holder three percent (3%) in cash, of the dollar value of the Debentures being converted, compounded daily, per each day after the third (3rd) business day following the Conversion Date that the Common Stock is not delivered to the Purchaser, as liquidated damages.

                The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

              To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(f) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(f) shall not apply but instead the provisions of Section 3.2(m) shall apply.

              The Company shall make any payments incurred under this Section 3.2(f) in immediately available funds within three (3) business days from the date the Common Stock is fully delivered. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within five (5) business days after the Conversion Date.

     The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business days of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to Holder of outstanding Debenture payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to Holder of outstanding Debenture that additional shares of Common Stock have been authorized; stating the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, upon written notice sent by the Holder to the Company, which Conversion Default shall be payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth (5th) day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in Section 3.2(c) at any time after the fifth (5th) day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory five (5) year conversion period.

     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debenture will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

     If, by the third (3rd) business day after the Conversion Date of any portion of the Debenture to be converted (the "Delivery Date"), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within three (3) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

(g) Prospectus and Other Documents. The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto. Any filings submitted via EDGAR will constitute fulfillment.

(h) Limitation on Issuance of Shares. If the Company's Common Stock becomes listed on the Nasdaq SmallCap Market after the issuance of the Debenture, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (X) the number of authorized shares or (Y) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debentures without violating the Cap
     Regulations and (ii) if, despite taking such steps, the Company still cannot issue such shares of Common Stock without violating the Cap Regulations, the holder of a Debenture which cannot be converted as result of the Cap
Regulations (each such Debenture, an "Unconverted Debenture") shall have the right to elect either of the following remedies:

     (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive Trading Days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) Trading Days immediately preceding the Conversion Date; or

     (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to the sum of (i) one hundred thirty-three percent (133%) of the principal of an Unconverted Debenture, plus
(ii) any accrued but unpaid interest thereon through and including the date (the "Redemption Date") on which the Redemption Amount is paid to the holder.

     A holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Debenture shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Holder. The provisions of this section are not intended to limit the scope of the provisions otherwise included in the Debenture.

(i) Limitation on Amount of Conversion and Ownership. Notwithstanding anything to the contrary in this Debenture, in no event shall the Holder be entitled to convert that amount of Debenture, and in no event shall the Company permit that amount of conversion, into that number of shares, which when added to the sum of the number of shares of Common Stock beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the "1934 Act")), by the Holder, would exceed 4.99% of the number of shares of Common Stock outstanding on the Conversion
Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act. In the event that the number of shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any Conversion Date than it was on the Closing Date, then the number of shares of Common Stock outstanding on such Conversion Date shall govern for purposes of determining whether the Holder would be acquiring beneficial ownership of more than 4.99% of the  number  of shares of Common Stock outstanding on such Conversion Date.

(j) Legend. The Holder acknowledges that each certificate representing the Debentures, and the Common Stock unless registered pursuant to the Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (m) Prior to conversion of the Debenture, if at any time the conversion of all the Debentures and exercise of all the Warrants outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting or have shareholder action with written consent of the proper number of shareholders within thirty (30) days of such event, or such greater period of time if statutorily required or reasonably necessary as regards standard brokerage house and/or SEC requirements and/or procedures, for the purpose of authorizing additional shares of Common Stock to facilitate the conversions. In such an event management of the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock. Management of the Company shall vote all of its shares of Common Stock in favor of increasing the number of shares of authorized Common Stock. The Company represents and warrants that under no circumstances will it deny or prevent Holder's right to convert the Debentures as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement. Nothing in this Section shall limit the obligation of the Company to make the payments set forth in Section 3.2(g). The investor, at his option, may request the company to authorize and issue additional shares if the investor feels it is necessary for conversions in the future In the event the Company's shareholder's meeting does not result in the necessary authorization, the Company shall redeem the outstanding Debentures for an amount equal to (x) the sum of the principal of the outstanding Debentures plus accrued interest thereon multiplied by (y) 133%.

Section 3.3 Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

Section 3.4 Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

Section 3.5 Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 3.6 Restrictions on Sale. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the
     Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be sold pursuant to registration under or an exemption from the Act.


Article  4          Mergers
     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article  5       Security

     This Debenture is secured by a Security Agreement (the "Security Agreement") of even date herewith between the Company and the Holder.

Article  6          Defaults  and  Remedies

Section 6.1 Events of Default. An "Event of Default" occurs if (a) the Company does not make the Payment of the principal of this Debenture by conversion into Common Stock within five (5) business days of the Maturity Date, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of three (3) business days thereafter, (c) any of the Company's representations or warranties contained in the Subscription Agreement or this Debenture were false when made or the Company fails to comply with any of its other agreements in the Transaction Documents (as defined in Article 16 below) and such failure continues for a period of five (5) business days, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days, (e) the Company's Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive Trading Days (e) the Company violates any terms and conditions of the Registration Rights Agreement (f) the Registration Statement underlying the Debenture is not declared effective by the SEC within twelve (12) months of the Issuance Date.

As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least one hundred percent (100%) of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, unless the Company commences to cure such default within such period, which must specify the default, demand that it be remedied and state that it is a "Notice of Default". Prior to the expiration of the time for curing a default as set forth in the preceding sentence, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding (exclusive of Debentures then owned by the Company or any subsidiary or affiliate) may, on behalf of the holders of all of the Debentures, waive any past Event of Default hereunder (or any past event which, with the lapse of time or notice and lapse of time designated in subsection (a), would constitute an Event of Default hereunder) and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. In the case of any such waiver, such default or Event of Default shall be deemed to have been cured for every purpose of this Debenture and the Company and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          In the Event of Default, the Holder may elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, in Pledged Collateral (as defined in the Irrevocable Transfer Agent Agreement). The Holder may also elect to garnishee Revenue from the Company in an amount that will repay the Holder on the schedules outlined in this Agreement.

          In the Event of Default, as outlined in this Agreement, the Holder can exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty and for each Event of Default under this Agreement. In addition, the Holder may elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages ("Liquidated Damages"). The Liquated Damages will be compounded daily. It is the intention and acknowledgement of both parties that the Liquidated Damages not be deemed as interest.

          In the event of Default, specifically to Section 6.1 (f), the Holder may elect to switch the Conversion Price of the Debenture as outlined in Section
3.2 (c) above ("Default Conversion Price"). The Default Conversion Price shall be equal to the lesser of a) the Fixed Conversion Price or b) seventy percent (70%) of the lowest closing bid price of the Common Stock during the fifteen
(15) trading days prior to conversion. Upon written notice being sent to the Company by the Holder of Default under Section 6.1 (f), and the Holder's election to exercise the remedy to switch the conversion price to the Default Conversion Price, the Company shall immediately withdraw the Registration Statement. Further, the Company agrees that the date of consideration for the Debenture shall remain the Issuance Date stated herein. The Company shall provide an opinion letter from counsel within two (2) days of written request by the Holder stating that the date of consideration for the Debenture is the Issuance Date. In the event the Company does not deliver the opinion letter within two business days, the Default Conversion Price shall immediately decrease by two percent (2%) for each business day an opinion letter fails to be delivered. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Shares in accordance with this paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Investor to render such opinion and shall authorize the Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Shares. Any costs incurred by Holder for such opinion letter shall be added to the Face Amount of the Debenture.


Section 6.2 Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Section 6.3 Seniority, No past indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company shall be able to secure specific property or equipment for the continuing operations of the Company.

Article  7          Registered  Debentures

Section 7.1 Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to them. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

Section 7.2 Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the
Company  or  its  agent  may  issue  a  new  Debenture  in  lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article  8          Notice.

     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If  to  the  Company:

Kent  Watts
Hyperdynamics  Corp.
9700  Bissonnet,  Suite  1700
Houston,  Texas  77036
Telephone:  (713)  353-9400
Facsimile:  (713)  353-9421

If  to  the  Investor:

     At  the  address  listed  in  the  Questionnaire.

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

Article  9          Time
     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article  10          No  Assignment
     This  Debenture  shall  not  be  assignable.

Article  11          Rules  of  Construction.
     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article  12          Governing  Law
     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

Article  13          Litigation

DISPUTES  SUBJECT  TO  ARBITRATION  GOVERNED  BY  MASSACHUSETTS  LAW
--------------------------------------------------------------------

     All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

Article  14  Redemption

     The Holder shall have the right to be redeemed from the Debenture, in whole or in part, at a price equal to one hundred and twenty-five percent (125%) of the outstanding principal amount of the Debenture, including accrued interest (and penalties if applicable). Any Payments, as defined in Article 2 above, shall apply to the Redemption Amount. The Investor also holds the right to use the existing equity line to redeem the Debenture

Article  15     Investor  Warrants

     As an additional inducement to Holder, the Company shall issue a warrant to purchase five hundred thousand (500,000) shares of its common stock exercisable at the strike prices outlined in the Warrant Agreement, attached hereto and incorporated by reference, to Holder.

Article  16     Transaction  Documents

The Company agrees that contemporaneously with the execution and delivery of this Debenture, the parties hereto are executing and delivering a Registration Rights Agreement, Subscription Agreement, Warrant Agreement, Security Agreement and the Irrevocable Transfer Agent Agreement (collectively, the "Transaction Documents") pursuant to which the Company has agreed to provide certain rights and obligations as defined in the documents.

Article  17     Threshold  Amount

The Company will not enter into any additional equity-based financing agreements without prior expressed written consent from the Holder, which shall not be unreasonably withheld. Upon receipt by the Company of an aggregate amount of one million ($1,000,000) in financing ("Threshold Amount") from Holder or another source, including exercise of any existing Warrants , the Company shall pay back one hundred percent (100%) of the amount above the Threshold Amount to the Redemption of the Debenture. The payment shall be made regardless of whether a Payment is due at the time the Company reach the Threshold Amount, and for each financing.

Article  18     Insider  Sales

The Company shall cause its officers, insiders, directors, and affiliates or other related parties under control of the Company, to refrain from selling or otherwise disposing any Common Stock in the open market, while there is an outstanding balance on the Debenture. Failure to do so will result in an Event of Default Remedies pursuant to Article 6 can be taken by the Holder.

Article  19     Waiver

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article  20     Waiver  of  Jury  Trial.

AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

                                      *.*.*

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above and duly authorized to sign on behalf of:

                         HYPERDYNAMICS  CORP.
                         --------------------

                         By:/s/Kent Watts
                            --------------------------
                         Name:     Kent  Watts
                         Title:    Chief  Executive  Officer

                              DUTCHESS PRIVATE EQUITIES FUND, II, L.P. BY ITS GENERAL PARTNER DUTCHESS
                              CAPITAL  MANAGEMENT,  LLC


                         By:/s/Douglas Leighton
                            ---------------------------
                         Name:  Douglas  H.  Leighton
                         Title:  A  Managing  Member

                                    Exhibit A

                              NOTICE OF CONVERSION
                              --------------------

     (To be Executed by the Registered Owner in order to Convert Debenture)

     The undersigned hereby irrevocably elects, as of ________________, to convert $________________ of its convertible debenture (the "Debenture") into Common Stock of Hyperdynamics Corp.(the "Company") according to the conditions
                  -------------------
set  forth  in  the  Debenture  issued  by  the  Company.

Date  of  Conversion________________________________________________


Applicable  Conversion  Price________________________________________


Number  of  Debentures  Issuable  upon  this  Conversion_______________________


Name(Print)___________Dutchess  Private  Equities Fund, II, LP _________________
                      ----------------------------------------

Address______________312  Stuart  St,  3rd  Floor____________________________
                     ----------------------------


Phone_____617-960-3570_____________  Fax________617-249-0947___________
          -------------------------             ------------

                    By:/s/Douglas Leighton
                       --------------------
                       Douglas  Leighton


                       EXHIBIT B MINIMUM PAYMENT SCHEDULE




Convertible Amount                 Interest Rate                  Redemption
1,500,000.00                           10%                          125%
                            Amount with Accrued
              Amount Due.   Interest for Period    Payment        Applied to Principal   Applied to Interest Applied to Redemptions
8/29/2005 . $1,500,000.00      $1,512,377.87        $  15,000.00     $   2,097.70            $ 12,377.87          $   524.43
9/29/2005 . $1,497,902.30      $1,510,262.86        $  15,000.00     $   2,111.55            $ 12,360.56          $   527.89
10/29/2005. $1,495,790.74      $1,508,133.88        $  87,888.18     $  60,436.04            $ 12,343.14          $15,109.01
11/29/2005. $1,435,354.71      $1,447,199.13        $  87,888.18     $  60,835.01            $ 11,844.42          $15,208.75
12/29/2005. $1,374,519.70      $1,385,862.12        $  87,888.18     $  61,236.61            $ 11,342.42          $15,309.15
1/29/2006 . $1,313,283.09      $1,324,120.19        $  87,888.18     $  61,640.87            $ 10,837.10          $15,410.22
2/29/2006 . $1,251,642.22      $1,261,970.66        $  87,888.18     $  62,047.79            $ 10,328.44          $15,511.95
3/29/2006 . $1,189,594.43      $1,199,410.86        $  87,888.18     $  62,457.40            $  9,816.43          $15,614.35
4/29/2006 . $1,127,137.03      $1,136,438.06        $  87,888.18     $  62,869.72            $  9,301.04          $15,717.43
5/29/2006 . $1,064,267.31      $1,073,049.55        $  87,888.18     $  63,284.75            $  8,782.24          $15,821.19
6/29/2006 . $1,000,982.56      $1,009,242.58        $  87,888.18     $  63,702.53            $  8,260.02          $15,925.63
7/29/2006 . $  937,280.03      $  945,014.38        $  87,888.18     $  64,123.06            $  7,734.35          $16,030.77
8/29/2006 . $  873,156.97      $  880,362.18        $  87,888.18     $  64,546.37            $  7,205.22          $16,136.59
9/29/2006 . $  808,610.59      $  815,283.18        $  87,888.18     $  64,972.48            $  6,672.58          $16,243.12
10/29/2006. $  743,638.12      $  749,774.55        $  87,888.18     $  65,401.40            $  6,136.44          $16,350.35
11/29/2006. $  678,236.72      $  683,833.47        $  87,888.18     $  65,833.15            $  5,596.75          $16,458.29
12/29/2006. $  612,403.58      $  617,457.08        $  87,888.18     $  66,267.74            $  5,053.50          $16,566.94
1/29/2007 . $  546,135.83      $  550,642.50        $  87,888.18     $  66,705.21            $  4,506.67          $16,676.30
2/29/2007 . $  479,430.62      $  483,386.84        $  87,888.18     $  67,145.57            $  3,956.22          $16,786.39
3/29/2007 . $  412,285.05      $  415,687.19        $  87,888.18     $  67,588.83            $  3,402.14          $16,897.21
4/29/2007 . $  344,696.22      $  347,540.62        $  87,888.18     $  68,035.02            $  2,844.40          $17,008.76
5/29/2007 . $  276,661.19      $  278,944.18        $  87,888.18     $  68,484.16            $  2,282.98          $17,121.04
6/29/2007 . $  208,177.03      $  209,894.89        $  87,888.18     $  68,936.26            $  1,717.86          $17,234.06
7/29/2007 . $  139,240.78      $  140,389.78        $  87,888.18     $  69,391.34            $  1,149.00          $17,347.84
8/29/2007 . $   69,849.43      $   70,425.82        $  87,888.18     $  69,849.43            $    576.39          $17,462.36
9/29/2007 . $        0.00      $        0.00        $          -     $       0.00            $      0.00          $     0.00
TOTALS. . .                                        $2,051,428.18    $1,500,000.00            $176,428.18         $375,000.00
